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               [Letterhead of Stikeman, Elliott appears here]

                                                                   EXHIBIT 5.3

                               February 4, 1999

Discreet Logic Inc.
10 Duke Street
Montreal, Quebec
H3C 2L7


        RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-4 to be filed by Discreet Logic Inc. ("Discreet"), Autodesk, Inc. ("Autodesk"), 9066-9854 Quebec Inc. and 9066-9771 Quebec Inc. with the United States Securities and Exchange Commission on or about this date (the "Registration Statement") in connection with the registration under the United States Securities Act of 1933, as amended, of shares of Common Stock of Autodesk, par value US$0.01 per share (the "Autodesk Shares") and certain shares to be issued by the company resulting from the amalgamation of Discreet, 9066-9854 Quebec Inc. and 9066-9771 Quebec Inc. (the entity resulting from the amalgamation is referred to herein as "New Discreet"). As your Canadian counsel in connection with the transactions described in the Registration Statement (the "Transactions"), we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the Transactions.

     It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your legal counsel, to be taken prior to the amalgamation of Discreet, 9066-9854 Quebec Inc. and 9066-9771 Quebec Inc., and upon completion of the proceedings being or proposed to be taken in order to permit such amalgamation to be carried out in accordance with the Companies Act (Quebec), the amalgamation of Discreet, 9066-9854 Quebec Inc. and 9066-9771 Quebec Inc. will have been authorized by all necessary corporate action on the part of Discreet. We express no opinion as to the shares to be issued by New Discreet in the said amalgamation or in the Transactions.

     We are qualified to practice law in the Province of Quebec and do not express any opinion with respect to the laws other than the laws currently in force in the Province of Quebec and the federal laws of Canada applicable therein.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Joint Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto.

                              Very truly yours,


                              (s) Stikeman, Elliott